Exhibit 4.11

TENTH SUPPLEMENTAL INDENTURE
dated as of June 12, 2012
among
Kennedy-Wilson, Inc.,
The Guarantors Party Hereto
and
Wilmington Trust, National Association
as Trustee
_________________________
8.750% Senior Notes due 2019

THIS TENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 12, 2012, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), Meyers Research, LLC, a Delaware limited liability company (“Meyers”), KW Armacost, LLC, a Delaware limited liability company (“Armacost”), Santa Maria Land Partners Manager, LLC, a Delaware limited liability company (“Santa Maria”), KW Investment Adviser, LLC, a Delaware limited liability company (“Investment Adviser”), NWLACDFI - Southern Oaks, LLC, a Delaware limited liability company (“Southern Oaks”), Kennedy-Wilson Capital, a California corporation (“KW Capital”), KW Captowers Partners, LLC, a Delaware limited liability company (“KW Captowers”), KW Four Points, LLC, a Delaware limited liability company (“KW Four Points”) and KW Loan Partners VII, LLC, a Delaware limited liability company (“KW Loan Partners VII” and together with Meyers, Armacost, Santa Maria, Investment Adviser, Southern Oaks, KW Capital, KW Captowers, KW Four Points and KW Loan Partners VII, each an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and Wilmington Trust FSB entered into the Indenture, dated as of April 5, 2011 (the “Indenture”), relating to the Company's 8.750% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Indenture;
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created domestic Restricted Subsidiaries, other than Non-Material Subsidiaries and other than any Restricted Subsidiary prohibited from providing a Guarantee by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any Co-investment Vehicle or any separate account or investment program managed, operated or sponsored by an Investment Subsidiary, to provide Guaranties.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.
Section 3.This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc., as Company

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

Meyers Research, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	President

KW Armacost, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Vice President

Santa Maria Land Partners Manager, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Vice President

KW Investment Adviser, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	President

[Supplemental Indenture Signature Page]

NWLACDFI - Southern Oaks, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	President

Kennedy-Wilson Capital

By:	/s/ MARY RICKS
	Name:	Mary Ricks
	Title:	President

KW Captowers Partners, LLC

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	President

KW Four Points, LLC

By:	/s/ KENT MOUTON
	Name:	Kent Mouton
	Title:	Vice President

KW Loan Partners VII, LLC

By:	/s/ KENT MOUTON
	Name:	Kent Mouton
	Title:	Vice President

Wilmington Trust, National Association as Trustee

By:	/s/ JANE SCHWEIGER
	Name:	Jane Schweiger
	Title:	Vice President

[Supplemental Indenture Signature Page]